Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders of ANSYS Inc., which is incorporated in ANSYS Inc.'s Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 30, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 25, 2003